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                                                                   EXHIBIT 23.11

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 1998, except for Note 1 as to which the date is April 27, 1998 with respect to the consolidated financial statements of Capstar Communications, Inc. and Subsidiaries (formerly known as SFX Broadcasting, Inc. and Subsidiaries) as of December 31, 1997 and for the two years then ended, incorporated by reference from the Capstar Communications, Inc. and Subsidiaries Form 10-K for the year ended December 31, 1998, previously filed with the Securities and Exchange Commission, in the Registration Statement (Form S-4) and related Prospectus of Clear Channel Communications, Inc. to register shares of its common stock to be issued in connection with the merger of Clear Channel Communications, Inc. and AMFM Inc. (formerly known as Chancellor Media Corporation).

                                            /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP

New York, New York
March 14, 2000